Exhibit 21.1
List of Subsidiaries
The following is a list of subsidiaries of the Company as of December 31, 2017:

Name of Subsidiary	Jurisdiction
MCC Advisors LLC	Delaware
MCOF GP LLC	Delaware
MCOF Management LLC	Delaware
Medley (Aspect) GP LLC	Delaware
Medley (Aspect) Management LLC	Delaware
Medley Capital LLC	Delaware
Medley GP Holdings LLC	Delaware
Medley GP LLC	Delaware
Medley Seed Funding I LLC	Delaware
Medley Seed Funding II LLC	Delaware
Medley Seed Funding III LLC	Delaware
Medley SMA Advisors LLC	Delaware
MOF II GP LLC	Delaware
MOF II Management LLC	Delaware
MOF III GP LLC	Delaware
MOF III Management LLC	Delaware
MOF III Offshore GP LLC	Delaware
SIC Advisors LLC	Delaware
STRF Advisors LLC	Delaware